Exhibit 99.1

EARNINGS RELEASE

SOURCE: Neptune Wellness Solutions Inc.

Neptune Reports Fiscal First Quarter 2024 Financial Results

Gross profit margins for Sprout of 26% and Biodroga of 28%

Company to host a conference call at 10:00 a.m. (Eastern Time) Friday, August 18, 2023, to discuss these results

LAVAL, QUÉBEC, CANADA – August 17, 2023 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), a consumer-packaged goods company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced its financial and operating results for the three-month period ending June 30, 2023.

During the first quarter of 2024 Neptune continued to focus on operational improvements, cost reductions and operational efficiencies. In the first quarter the Company’s organic baby food product line, Sprout, performed well with 26% gross profit margins achieved, ahead of Neptune’s projection of 22% in 2024. Neptune continues to prioritize cost management and the implementation of measures to increase operational efficiency throughout the business and the Company expects to see this in further cost savings through fiscal 2024.

First Quarter 2024 Financial Highlights:

●
Consolidated net revenue of $10.6 million, down from $16.3 million for the same period last year. This is largely due to a decrease of $2.7 million or 100% in Cannabis revenues from the now-divested Cannabis business, as well as decrease of $2.9 million in nutraceutical revenues versus the same period last year due to timing of orders, offset by an increase in revenue from food and beverages.
●
Gross profit of $2.8 million compared to a gross loss of $4.5 million for the same period last year. This improvement to the gross profit was attributable to the increase in food and beverage revenues, the divestiture of the cannabis business and cost cutting measures, offset by the decrease in nutraceutical revenues due to timing of customer orders..
●
Consolidated SG&A expenses of $10.0 million compared to $9.0 million in Q1 of fiscal 2023, an increase of $1.0 million or 12%. This was primarily due to the increase in consulting expenses and accounting fees relating to the filing of the 10K.
●
Sprout achieved gross margins of 26% in the first quarter, ahead of our previous guidance targeting 22% for fiscal 2024.
●
Biodroga reported gross margins of 28%, reflecting effective cost management initiatives.
●
Reported first quarter net loss of $ 6.4 million compared to a reported net loss of $6.5 million in the comparable period in fiscal 2023.
●
Adjusted EBITDA (non-GAAP) loss of $ 7.3 million compared to an Adjusted EBITDA (non-GAAP) loss of $11.4 million same period 2023.

First Quarter Business Highlights:

●
Secured inventory financing for Sprout through an invoice purchase and security agreement partnership,

amending the maximum available amount to $7.5 million, from $5 million previously announced.
●
Extended maturity of $13 million promissory note for Sprout from Morgan Stanley to December 31, 2024.
●
Announced the closing of a public offering of approximately $4 million.
●
Increased Sprout’s distribution growth to nearly 29,340 doors in the United States and 3,000 in Canada, totaling nearly 32,340 in North America.

Subsequent Events and Business Updates

●
Announced initiation of the next phase of strategic review process.
●
Appointed Lisa Gainsborg, the Company’s Financial Controller, to Interim Chief Financial Officer.
●
Entered into a binding term sheet with Morgan Stanley providing option to exchange debt of Sprout Organics.
●
Amended the inventory finance rider to allow expanded access to the total available amounts. At the same time executed an over advance rider of up to $600,000.

Conference Call Details:

The Company will host a conference call at 10:00 a.m. (Eastern Time) Friday, August 18, 2023, to discuss these results. The conference call will be webcast live and can be accessed by registering on the Events and Presentations portion of Neptune's Investor Relations website at www.investors.neptunewellness.com. The webcast will be archived for approximately 90 days.

About Neptune Wellness Solutions Inc.

Neptune is a consumer-packaged goods company that aims to innovate health and wellness products. Founded in 1998 and headquartered in Laval, Quebec with a United States headquarters in Jupiter, Florida, the company focuses on developing a portfolio of high-quality, affordable consumer products that align with the latest market trends for natural, sustainable, plant-based and purpose-driven lifestyle brands. The company's products are available in more than 29,000 retail locations and include well-known organic food and beverage brands such as Sprout Organics, Nosh, and Nurturme, as well as nutraceuticals brands like Biodroga and Forest Remedies. With its efficient and adaptable manufacturing and supply chain infrastructure, the company can quickly respond to consumer demand, and introduce new products through retail partners and e-commerce channels. Please visit neptunewellness.com for more details.

Disclaimer – Safe Harbor Forward–Looking Statements
Statements in this news release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “projects”, “anticipates”, “will”, “should” or “plans” to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management’s expectations or beliefs regarding future events including, but not limited to, statements with respect to the timing of reporting quarterly results. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking statements and information included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the “Cautionary Note Regarding Forward-Looking Information” section contained in Neptune’s latest Annual Report on Form 10-K and it subsequent filings, which are available on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254

Condensed Consolidated Interim Balance Sheets

(in U.S. dollars)

	As at	As at
	June 30, 2023	March 31, 2023
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$1,379,875	$1,993,257
Short-term investment	17,642	17,540
Trade and other receivables	5,982,381	7,507,333
Prepaid expenses	2,249,403	1,025,969
Inventories	13,769,482	13,006,074
Total current assets	23,398,783	23,550,173

Property, plant and equipment	1,259,090	1,403,264
Operating lease right-of-use assets	1,868,773	1,941,347
Intangible assets	1,530,924	1,607,089
Goodwill	2,480,080	2,426,385
Total assets	$30,537,650	$30,928,258

Liabilities and Equity (Deficiency)

Current liabilities:
Trade and other payables	$29,486,667	$27,051,561
Current portion of operating lease liabilities	339,620	339,620
Loans and borrowings	9,565,115	7,538,369
Provisions	3,282,201	2,948,340
Liability related to warrants	2,352,493	3,156,254
Total current liabilities	45,026,096	41,034,144

Operating lease liabilities	1,940,174	2,017,888
Loans and borrowings	15,652,951	15,412,895
Other liability	23,000	24,000
Total liabilities	62,642,221	58,488,927

Shareholders' Equity (Deficiency):
Share capital - without par value (21,822,149 shares issued and outstanding as of June 30, 2023; 11,996,387 shares issued and outstanding as of March 31, 2023)	323,411,029	321,946,102
Warrants	6,291,164	6,155,323
Additional paid-in capital	58,755,071	58,138,914
Accumulated other comprehensive loss	(14,899,175)	(14,538,830)
Deficit	(388,555,731)	(383,641,363)
Total equity (deficiency) attributable to equity holders of the Company	(14,997,642)	(11,939,854)

Non-controlling interest	(17,106,929)	(15,620,815)
Total shareholders' equity (deficiency)	(32,104,571)	(27,560,669)

Commitments and contingencies
Subsequent events
Total liabilities and shareholders' equity (deficiency)	$30,537,650	$30,928,258

See accompanying notes to the condensed consolidated interim financial statements.

Condensed Consolidated Interim Statements of Loss and Comprehensive Loss

(Unaudited) (in U.S. dollars)

For the three-month periods ended June 30, 2023 and 2022

	Three-month periods ended
	June 30, 2023	June 30, 2022
		Recasted
Revenue from sales, net of excise taxes of nil (2022 - $641,877 )	$10,587,154	$15,968,098
Royalty revenues	21,687	284,189
Other revenues	18,976	19,941
Total revenues	10,627,817	16,272,228

Cost of sales other than impairment loss on inventories	(7,817,051)	(17,671,698)
Impairment loss on inventories	—	(3,079,997)
Total cost of sales	(7,817,051)	(20,751,695)
Gross profit (loss)	2,810,766	(4,479,467)

Research and development expenses	(21,864)	(214,687)
Selling, general and administrative expenses	(10,041,057)	(8,968,614)
Impairment loss on assets held for sale	—	(815,661)
Net gain on sale of property, plant and equipment	—	85,002
Loss from operating activities	(7,252,155)	(14,393,427)

Finance income	—	1,424
Finance costs	(1,793,179)	(916,522)
Foreign exchange gain (loss)	(184,156)	1,407,285
Loss on issuance of derivatives	(787,985)	(2,126,955)
Gain on revaluation of derivatives	3,616,993	9,523,700
Total other income (expense)	851,673	7,888,932
Loss before income taxes	(6,400,482)	(6,504,495)

Income tax recovery	—	—
Net loss	(6,400,482)	(6,504,495)

Other comprehensive loss
Net change in unrealized foreign currency losses on translation of net investments in foreign operations (tax effect of nil for all periods)	(360,345)	(2,791,479)
Total other comprehensive loss	(360,345)	(2,791,479)

Total comprehensive loss	$(6,760,827)	$(9,295,974)

Net loss attributable to:
Equity holders of the Company	$(4,914,368)	$(4,284,350)
Non-controlling interest	(1,486,114)	(2,220,145)
Net loss	$(6,400,482)	$(6,504,495)

Total comprehensive loss attributable to:
Equity holders of the Company	$(5,274,713)	$(7,075,829)
Non-controlling interest	(1,486,114)	(2,220,145)
Total comprehensive loss	$(6,760,827)	$(9,295,974)

Basic loss per share attributable to:
Common Shareholders of the Company	$(0.30)	$(0.72)

Diluted loss per share attributable to:
Common Shareholders of the Company	$(0.30)	$(0.72)

Basic and diluted weighted average number of common shares	16,197,737	5,958,266

The Company has removed certain captions compared to prior filings, as they are not required by US GAAP.

See accompanying notes to the condensed consolidated interim financial statements.

SELECTED CONSOLIDATED FINANCIAL INFORMATION (in millions, except per share data)

The following table sets out selected consolidated financial information.

	Three-month periods ended
	June 30, 2023	June 30, 2022
		Recasted
	$	$
Total revenues	10.628	16.272
Adjusted EBITDA[1]	(7.267)	(11.351)
Net loss	(6.400)	(6.504)
Net loss attributable to equity holders of the Company	(4.914)	(4.284)
Net loss attributable to non-controlling interest	(1.486)	(2.220)
Basic and diluted loss per share	(0.30)	(0.72)
Basic and diluted loss attributable to common shareholders of the Company	(0.30)	(0.72)

	As at June 30, 2023	As at March 31, 2023	As at March 31, 2022
	$	$	$
Total assets	30.538	30.928	104.955
Working capital[2]	(21.627)	(17.484)	7.071
Non-current financial liabilities	17.616	17.455	13.800
(Deficiency) equity attributable to equity holders of the Company	(14.998)	(11.940)	48.116
(Deficiency) equity attributable to non-controlling interest	(17.107)	(15.621)	12.722

1 The Adjusted EBITDA is a non-GAAP measure. It is not a standard measure endorsed by US GAAP requirements. A reconciliation to the Company’s net loss is presented below. In the quarter ended September 30, 2022, the Company recasted comparative Adjusted EBITDA to conform to its current definition. As a result, the following adjustments were removed in the current and comparative quarters: litigation provisions, business acquisition and integration costs, signing bonus, severance and related costs, and write-down of inventories and deposits.

2 Working capital is calculated by subtracting current liabilities from current assets. Because there is no standard method endorsed by US GAAP, the results may not be comparable to similar measurements presented by other public companies. Current assets as at June 30, 2023, March 31, 2023 and March 31, 2022 were $23.399, $23.550 and $37.388 respectively, and current liabilities as at June 30, 2023, March 31, 2023 and March 31, 2022 were $45.026, $41.034 and $30.317 respectively.

NON-GAAP FINANCIAL PERFORMANCE MEASURES

The Company uses one adjusted financial measure, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) to assess its operating performance. This non-GAAP financial measure is presented in a consistent manner, unless otherwise disclosed. The Company uses this measure for the purposes of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. The measure also helps the Company to plan and forecast for future periods as well as to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to its GAAP financial statements, allows them to see the Company’s results through the eyes of Management, and to better understand its historical and future financial performance. Neptune’s method for calculating Adjusted EBITDA may differ from that used by other corporations.

A reconciliation of net loss to Adjusted EBITDA is presented below.

ADJUSTED EBITDA

Although the concept of Adjusted EBITDA is not a financial or accounting measure defined under US GAAP and it may not be comparable to other issuers, it is widely used by companies. Neptune obtains its Adjusted EBITDA measurement by excluding from its net loss the following items: net finance costs (income), depreciation and amortization, and income tax expense (recovery). Other items such as equity classified stock-based compensation, non-employee compensation related to warrants, impairment losses on non-financial assets, revaluations of derivatives, costs related to conversion from IFRS to US GAAP and other changes in fair values are also added back to Neptune's net loss. The exclusion of net finance costs (income) eliminates the impact on earnings derived from non-operational activities. The exclusion of depreciation and amortization, stock-based compensation, non-employee compensation related to warrants, impairment losses, revaluations of derivatives and other changes in fair values eliminates the non-cash impact of such items, and the exclusion of costs related to conversion from IFRS to US GAAP, together with the other exclusions discussed above, present the results of the on-going business. From time to time, the Company may exclude additional items if it believes doing so would result in a more effective analysis of underlying operating performance. Adjusting for these items does not imply they are non-recurring. For purposes of this analysis, the Net finance costs (income) caption in the reconciliation below includes the impact of the revaluation of foreign exchange rates.

In the quarter ended September 30, 2022, the Company recast comparative Adjusted EBITDA to conform to the current definition. As a result, the following adjustments were removed in the current and comparative quarters: litigation provisions, business acquisition and integration costs, signing bonus, severance and related costs, and write-down of inventories and deposits.

Adjusted EBITDA1 reconciliation, in millions of dollars

	Three-month periods ended
	June 30, 2023	June 30, 2022
		Recasted

Net loss for the period	$(6.400)	$(6.504)
Add (deduct):
Depreciation and amortization	0.341	1.039
Revaluation of derivatives	(3.617)	(9.524)
Net finance costs	1.793	1.635
Equity classified stock-based compensation	0.616	1.187
Impairment loss on long-lived assets	—	0.816
Adjusted EBITDA[1]	$(7.267)	$(11.351)

1 The Adjusted EBITDA is not a standard measure endorsed by US GAAP requirements. In the quarter ended September 30, 2022, the Company recasted comparative Adjusted EBITDA to conform to its current definition. As a result, the following adjustments were removed in the current and comparative quarters: litigation provisions, business acquisition and integration costs, signing bonus, severance and related costs, and write-down of inventories and deposits.